Exhibit 99.1

●●● ●●● ●●●● ●●● ●●●● ●●● ●● Transocean Ltd. Investor Relations and Communications Dept.
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Analyst Contact: Gregory S.Panagos +1 713-232-7551 Media Contact: Guy A. Cantwell +1 713-232-7647	News Release FOR RELEASE: November 3, 2010

TRANSOCEAN LTD. REPORTS

THIRD QUARTER 2010 RESULTS

ZUG, SWITZERLAND—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported net income attributable to controlling interest for the three months ended September 30, 2010 of $368 million, or $1.15 per diluted share, on revenues of $2.309 billion. The results compare to net income attributable to controlling interest of $710 million, or $2.19 per diluted share, on revenues of $2.823 billion, for the three months ended September 30, 2009.

Third quarter 2010 results included increased expenses associated with the Macondo well incident of $27 million, or $22 million after tax, calculated using our Annual Effective Tax Rate. These expenses include legal costs, internal investigation costs, professional fees and increased insurance premiums.

In addition, third quarter 2010 results were adversely impacted by $43 million of after tax items, as follows:

•	A $22 million loss on retirement of debt associated with repurchases of a portion of our convertible senior notes,
•	$14 million of additional charges related to legal matters not related to the Macondo well incident, and
•	$7 million related to discrete tax items.

Third quarter 2009 results were adversely impacted by certain net charges, after tax, totaling $148 million, or $0.46 per diluted share. These charges were related to various litigation matters, the impairment of intangible assets, the retirement of debt and certain merger-related costs, partially offset by income related to discrete tax items and gains on settlements of certain tax matters.

Operations Quarterly Review

Revenues for the three months ended September 30, 2010 were $2.309 billion compared to $2.505 billion for the three months ended June 30, 2010. The $196 million decline was primarily due to $223 million resulting from the U.S. Gulf of Mexico moratorium, $34 million resulting from the stacking of rigs and $24 million of other minor variances, partially offset by increases of $85 million resulting from reduced shipyard activity.

Operating and maintenance expenses totaled $1.213 billion for the third quarter 2010, down approximately 11 percent compared to $1.358 billion for the prior quarter. The $145 million reduction in operating and maintenance costs was primarily due to $96 million resulting from reduced activity related to the U.S. Gulf of Mexico drilling moratorium, a $65 million charge in the prior quarter for insurance deductibles from the Macondo well incident and $24 million in cost reductions primarily from the stacking of rigs. These cost reductions were partially offset by $27 million of increased costs associated with the Macondo well incident and $17 million resulting from increased maintenance costs associated with our drilling operations.

General and administrative expenses were $59 million for the third quarter 2010, compared to $58 million in the second quarter 2010.

Liquidity and Interest Expense

Interest expense, net of amounts capitalized in the third quarter 2010, totaled $142 million, compared to $141 million in the prior quarter. As of September 30, 2010, total debt was $12.840 billion, compared to $11.426 billion as of June 30, 2010, an increase of $1.414 billion. The quarter-to-quarter increase in total debt primarily reflects proceeds from a new offering of senior notes, net of repurchases of our convertible senior notes.

Cash flow from operating activities totaled $709 million for the third quarter of 2010, down from $1.269 billion for the second quarter of 2010.

As of September 30, 2010, cash and cash equivalents were $4.636 billion, compared to $2.888 billion at June 30, 2010. The increase was principally due to net proceeds from our issuance of the senior notes and cash flows from operations, partially offset by our repurchases of convertible senior notes and capital expenditures.

Effective Tax Rate

Transocean’s reported Effective Tax Rate(1) for the third quarter 2010 was 23.8 percent. The higher Effective Tax Rate was due to the redeployment of certain rigs between various tax jurisdictions and included $7 million of discrete tax items. Excluding these discrete items the Annual Effective Tax Rate(2) for the third quarter was 20.8 percent.

Macondo Well Incident

Our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission includes updated information on the Macondo well incident. To view the Form 10-Q filing, please use the following link: http://www.deepwater.com/fw/main/SEC-Filings-57.html.

Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. EDT (3:00 p.m. CET) on Thursday, November 4, 2010. Individuals who wish to participate in the teleconference call should dial +1 719-325-2298 and refer to confirmation code 4130334 approximately five to 10 minutes prior to the scheduled start time of the call.

In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto Transocean’s website at www.deepwater.com and selecting “Investor Relations.” A file containing four charts to be discussed during the conference call, titled “3Q10 Charts,” has been posted to Transocean’s website and can be found by selecting “Investor Relations/Quarterly Toolkit.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in Transocean’s New York Stock Exchange trading symbol, “RIG.”

A telephonic replay of the conference call should be available after 1:00 p.m. EDT (6:00 p.m. CET) on November 4, 2010, and can be accessed by dialing +1 719-457-0820 or +1 888-203-1112 and referring to the passcode 4130334. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses. Both replay options will be available for approximately 30 days.

Transocean is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 139 mobile offshore drilling units plus three ultra-deepwater newbuild drillships under construction, Transocean’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Transocean owns or operates a contract drilling fleet of 45 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 26 Midwater Floaters, 10 High-Specification Jackups, 55 Standard Jackups and other assets utilized in the support of offshore drilling activities worldwide.

(1) Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(2) Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense) divided by income before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

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TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Operating revenues
Contract drilling revenues	$2,204	$2,602	$6,935	$8,061
Contract drilling intangible revenues	23	58	85	237
Other revenues	82	163	396	525

	2,309	2,823	7,416	8,823

Costs and expenses
Operating and maintenance	1,213	1,396	3,767	3,844
Depreciation, depletion and amortization	394	367	1,195	1,082
General and administrative	59	54	180	163

	1,666	1,817	5,142	5,089

Loss on impairment	—	(46)	(2)	(334)
Gain (loss) on disposal of assets, net	2	(3)	256	(3)

Operating income	645	957	2,528	3,397

Other income (expense), net
Interest income	7	—	17	2
Interest expense, net of amounts capitalized	(142)	(115)	(415)	(365)
Loss on retirement of debt	(22)	(7)	(20)	(17)
Other, net	8	9	18	9

	(149)	(113)	(400)	(371)

Income before income tax expense	496	844	2,128	3,026
Income tax expense	118	138	345	573

Net income	378	706	1,783	2,453
Net income (loss) attributable to noncontrolling interest	10	(4)	23	(5)

Net income attributable to controlling interest	$368	$710	$1,760	$2,458

Earnings per share
Basic	$1.15	$2.20	$5.47	$7.63
Diluted	$1.15	$2.19	$5.47	$7.61

Weighted average shares outstanding
Basic	319	321	320	320
Diluted	319	322	320	321

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2010	December 31, 2009
	(Unaudited)
Assets
Cash and cash equivalents	$4,636	$1,130
Accounts receivable, net of allowance for doubtful accounts of $39 and $65 at September 30, 2010 and December 31, 2009, respectively	2,299	2,385
Materials and supplies, net of allowance for obsolescence of $69 and $66 at September 30, 2010 and December 31, 2009, respectively	501	462
Deferred income taxes, net	100	104
Assets held for sale	—	186
Other current assets	234	209

Total current assets	7,770	4,476

Property and equipment	27,644	27,383
Property and equipment of consolidated variable interest entities	2,192	1,968
Less accumulated depreciation	7,423	6,333

Property and equipment, net	22,413	23,018

Goodwill	8,132	8,134
Other assets	1,015	808

Total assets	$39,330	$36,436

Liabilities and equity
Accounts payable	$791	$780
Accrued income taxes	226	240
Debt due within one year	1,635	1,568
Debt of consolidated variable interest entities due within one year	82	300
Other current liabilities	2,030	730

Total current liabilities	4,764	3,618

Long-term debt	10,237	8,966
Long-term debt of consolidated variable interest entities	886	883
Deferred income taxes, net	652	726
Other long-term liabilities	1,752	1,684

Total long-term liabilities	13,527	12,259

Commitments and contingencies

Shares, CHF 15.00 par value, 502,852,947 authorized, 167,617,649 conditionally authorized, 335,235,298 issued at September 30, 2010 and December 31, 2009; 319,017,904 and 321,223,882 outstanding at September 30, 2010 and December 31, 2009, respectively	4,481	4,472
Additional paid-in capital	6,354	7,407
Treasury shares, at cost, 2,863,267 and none held at September 30, 2010 and December 31, 2009, respectively	(240)	—
Retained earnings	10,768	9,008
Accumulated other comprehensive loss	(327)	(335)

Total controlling interest shareholders’ equity	21,036	20,552

Noncontrolling interest	3	7

Total equity	21,039	20,559

Total liabilities and equity	$39,330	$36,436

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Cash flows from operating activities
Net income	$378	$706	$1,783	$2,453
Adjustments to reconcile net income to net cash provided by operating activities
Amortization of drilling contract intangibles	(23)	(58)	(85)	(237)
Depreciation, depletion and amortization	394	367	1,195	1,082
Share-based compensation expense	26	23	79	66
Excess tax benefit from share-based compensation plans	—	(9)	(1)	(10)
(Gain) loss on disposal of assets, net	(2)	3	(256)	3
Loss on impairment	—	46	2	334
Loss on retirement of debt	22	7	20	17
Amortization of debt issue costs, discounts and premiums, net	48	51	148	160
Deferred income taxes	(40)	24	(74)	50
Other, net	2	7	1	30
Deferred revenue, net	47	29	205	72
Deferred expenses, net	(18)	(3)	(55)	(38)
Changes in operating assets and liabilities	(125)	213	188	441

Net cash provided by operating activities	709	1,406	3,150	4,423

Cash flows from investing activities
Capital expenditures	(304)	(540)	(983)	(2,195)
Proceeds from disposal of assets, net	—	2	51	10
Proceeds from insurance recoveries for loss of drilling unit	—	—	560	—
Proceeds from payments on notes receivable	10	—	31	—
Proceeds from short-term investments	—	29	5	422
Purchases of short-term investments	—	(34)	—	(268)
Joint ventures and other investments, net	(4)	5	(5)	5

Net cash used in investing activities	(298)	(538)	(341)	(2,026)

Cash flows from financing activities
Change in short-term borrowings, net	46	254	(131)	(246)
Proceeds from debt	2,000	26	2,054	345
Repayments of debt	(691)	(1,173)	(966)	(2,583)
Purchases of shares held in treasury	—	—	(240)	—
Financing costs	(15)	—	(15)	(2)
Proceeds from (taxes paid for) share-based compensation plans, net	(2)	(6)	(3)	16
Excess tax benefit from share-based compensation plans	—	9	1	10
Other, net	(1)	1	(3)	(14)

Net cash provided by (used in) financing activities	1,337	(889)	697	(2,474)

Net increase (decrease) in cash and cash equivalents	1,748	(21)	3,506	(77)
Cash and cash equivalents at beginning of period	2,888	907	1,130	963

Cash and cash equivalents at end of period	$4,636	$886	$4,636	$886

TRANSOCEAN LTD.

FLEET OPERATING STATISTICS

	Operating Revenues ($ Millions) (1)
	Three months ended			Nine months ended September 30,
	September 30, 2010	June 30, 2010	September 30, 2009	2010	2009
Contract Drilling Revenues
High-Specification Floaters:
Ultra Deepwater Floaters	$720	$809	$732	$2,430	$2,107
Deepwater Floaters	350	382	463	1,122	1,282
Harsh Environment Floaters	178	166	141	520	458
Total High-Specification Floaters	1,248	1,357	1,336	4,072	3,847
Midwater Floaters	572	521	618	1,616	1,971
High-Specification Jackups	78	93	104	264	383
Standard Jackups	298	312	537	963	1,835
Other Rigs	8	7	7	20	25
Subtotal	2,204	2,290	2,602	6,935	8,061
Contract Intangible Revenue	23	29	58	85	237
Other Revenues
Client Reimbursable Revenues	40	38	49	118	148
Integrated Services and Other	10	11	53	52	158
Drilling Management Services	25	129	54	204	198
Oil and Gas Properties	7	8	7	22	21
Subtotal	82	186	163	396	525
Total Company	$2,309	$2,505	$2,823	$7,416	$8,823

	Average Daily Revenue (1)
	Three months ended			Nine months ended September 30,
	September 30, 2010	June 30, 2010	September 30, 2009	2010	2009
High-Specification Floaters:
Ultra Deepwater Floaters	$422,800	$482,100	$458,500	$464,200	$453,400
Deepwater Floaters	$365,600	$395,800	$355,600	$381,800	$344,300
Harsh Environment Floaters	$414,100	$428,500	$386,000	$413,600	$369,400
Total High-Specification Floaters	$403,900	$447,800	$409,300	$431,800	$400,300
Midwater Floaters	$328,400	$319,000	$355,800	$326,300	$322,200
High-Specification Jackups	$138,100	$146,100	$161,000	$149,900	$164,400
Standard Jackups	$113,200	$117,100	$156,200	$121,100	$153,800
Other Rigs	$ 72,900	$ 72,000	$ 73,300	$ 72,600	$ 51,400
Total Drilling Fleet	$271,200	$284,200	$283,800	$284,600	$264,500

	Utilization (1)
	Three months ended			Nine months ended September 30,
	September 30, 2010	June 30, 2010	September 30, 2009	2010	2009
High-Specification Floaters:
Ultra Deepwater Floaters	77%	76%	90%	80%	93%
Deepwater Floaters	65%	66%	89%	67%	85%
Harsh Environment Floaters	93%	85%	80%	92%	91%
Total High-Specification Floaters	75%	74%	88%	77%	89%
Midwater Floaters	73%	69%	72%	70%	82%
High-Specification Jackups	61%	70%	70%	65%	85%
Standard Jackups	52%	53%	68%	53%	79%
Other Rigs	50%	50%	42%	50%	70%
Total Drilling Fleet	64%	64%	75%	65%	83%

(1)

Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations. Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

Transocean Ltd. and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In millions)

	Three months ended			Nine months ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2010	2010	2009	2010	2009
Income before income taxes	$497	$818	$844	$2,129	$3,026
Add back (subtract):
Litigation matters	14	12	132	26	132
Gain on loss of Deepwater Horizon	—	(267)	—	(267)	—
Loss on disposal of other assets, net	—	—	(1)	14	2
Loss on impairment of goodwill and intangible assets	—	—	46	2	334
Loss on impairment of other assets	—	—	—	21	—
(Gain) loss on retirement of debt	22	—	7	20	17
GSF merger related costs and other, net	—	—	4	6	12
Income from TODCO tax sharing agreement	—	—	(11)	—	(11)

Adjusted income before income taxes	533	563	1,021	1,951	3,512

Income tax expense	118	98	138	345	573
Add back (subtract):
Loss on impairment of other assets	—	—	—	7	—
GSF merger related costs	—	—	1	1	2
Tax effect of the Patient Protection and Affordable Care Act	—	—	—	(2)	—
Changes in estimates (1)	(7)	(6)	28	(20)	(24)

Adjusted income tax expense (2)	$111	$92	$167	$331	$551

Effective Tax Rate (3)	23.8%	12.0%	16.4%	16.2%	18.9%

Annual Effective Tax Rate (4)	20.8%	16.3%	16.4%	17.0%	15.7%

(1)

Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2)

The three months ended September 30, 2010 includes $21 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3)	Effective Tax Rate is income tax expense divided by income before income taxes.
(4)

Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.